Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.

Master Services and Software License Agreement

This Master Software Subscription License Agreement (this “Agreement”) is made and entered into as of 09/27/2018 (“Effective Date”), between Applied Intuition, Inc., a Delaware corporation (“Applied Intuition”) and Kodiak Robotics, Inc., a Delaware corporation (“Client”).

WHEREAS, Applied Intuition is in the business of providing consulting, license and support services related to certain Applied Intuition products; and

WHEREAS, Client desires to purchase certain consulting, license and/or support services from Applied Intuition pursuant to the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereby agree as follows:

1. SOFTWARE LICENSE.

1.1 License Grant. Subject to the terms and conditions of this Agreement, Applied Intuition hereby grants to Client, during the Subscription Term (as defined in the Order Form or Purchase Order mutually executed by the parties referencing this Agreement (“Order Form”)), a non-exclusive, non-transferable (except as provided under Section 11), non-sublicenseable (except to Client’s contractors, sub-contractors, and agents as necessary to provide services to Client) right and license to use all version(s) of Applied Intuition software product(s) designated in the Order Form in object code (the “Software”) for internal business purposes only, subject to any usage limitations or other restrictions (e.g., code bases with respect to which the Software may be used) set forth in the Order Form, unless otherwise specified in the applicable Order Form. This Agreement supersedes any other agreement between Applied Intuition and Client with respect to the Software.

1.2 Restrictions on Use. Client may not: (a) sell, resell, transfer, assign, distribute, share, lease, rent, make any commercial use of, outsource, use on a timeshare or service bureau, or use in an application service provider or managed service provider environment the Software; (b) copy the Software onto any public or distributed network, except for an internal and secure cloud computing environment; (c) cause or permit the decompiling, disassembly, or reverse engineering of any portion of the Software or its source code or underlying algorithms or logic; (d) modify, adapt, translate or create derivative works, nor allow any of those actions to occur, based on all or any part of the Software; (e) modify any proprietary rights notices which appear in the Software or components thereof; (f) use the Software to develop a competitive product or service, including internal-use simulation software (provided that the foregoing shall not restrict Client from independently developing such software) or (g) use any Software in violation of any applicable laws and regulations (including any export laws, restrictions, national security controls and regulations) or outside of the license scope set forth in herein. Client shall not export or re-export any Software or technical data or any copy, portions or direct product thereof to anyone on the U.S. Treasury Department’s list of Specially Designated Nationals or the U.S. Commerce Department’s Table of Denial Orders. Client shall, at its own expense, obtain all necessary customs, import, or other governmental authorizations and approvals.

1.3 Unauthorized Use. Client shall notify Applied Intuition immediately of any unauthorized use of any password or account or any other known or suspected breach of security or misuse of the Software. Client is responsible for use of the Software by any and all employees, contractors, or other users that it allows to access the Software.

1.4 Support and Maintenance. During the Subscription Term of each such Order Form, Applied Intuition will provide Client with support and maintenance for the Software that is the subject of such Order Form as set forth in such Order Form.

1.5 Feedback. Client may provide suggestions, feedback and other information to Applied Intuition regarding possible improvements in the operation, functionality or use of the Software (“Feedback”). Client hereby grants to Applied Intuition the perpetual, irrevocable right to use, copy, modify, create derivative works of and otherwise fully exercise and exploit such Feedback solely for the purpose of (i) improving the operation, functionality or use of Applied Intuition’s existing and future product offerings and commercializing such offerings; and (ii) publishing aggregated statistics about software quality, provided that no data in any such publication can be used to specifically identify Client, its employees or Client’s software code and no such data shall comprise any portion of Client’s software code (to the extent any is provided to Applied Intuition under this Agreement). Nothing in this Agreement shall be deemed to convey a license to any intellectual property embodied in Client’s own products and services. The parties acknowledge and agree that each party and its successors shall have the unlimited right to use, license, and exploit any subsequent improvements and modifications to Feedback.

1.6 [***]. Within [***] days after the effective date of the applicable Order Form, Applied Intuition shall enter into an agreement with a [***] reasonably acceptable to Client (the “[***]”), pursuant to which it will [***], and, during the Subscription Term, [***] at Applied Intuition’s cost and expense a [***]. Client shall be entitled, during the Subscription Term, full access to such [***] promptly and solely upon a [***] and Applied Intuition hereby grants to Client during the remaining Subscription Term a non-exclusive, non-transferable (except as provided under Section 11), non-sublicensable (except to Client’s contractors, sub-contractors, and agents as necessary to perform services to Client) right and license to use, reproduce, display internally, prepare derivative works of, and modify such [***] in order to [***] to facilitate and enable Client’s use of the Software as authorized under this Agreement and the applicable Order Form. “[***]” means the [***] under this Agreement or the applicable Order Form over a period of [***] days.

2. PROFESSIONAL SERVICES.

2.1 Services. From time to time, Client may order certain professional services pursuant to a professional services ordering document that is accepted in writing by Applied Intuition that describes the specific services to be performed by Applied Intuition and any work product to be delivered by Applied Intuition (such services, the “Services”, and such ordering document, the “SOW”). Each SOW will form a part of this Agreement, and will be subject to the terms and conditions contained herein. Applied Intuition will use commercially reasonable efforts to perform the Services specified in each SOW in accordance with this Agreement and each SOW. No change to any SOW will be effective without the written agreement of each party.

2.2 Client Responsibilities. In connection with each SOW, Client will provide Applied Intuition with access to Client’s systems and facilities and otherwise cooperate with Applied Intuition, in each case, as reasonably required to permit Applied Intuition to perform the Services. Client will also make available to Applied Intuition any data, information and any other materials required by Applied Intuition to perform the Services, including any data, information or materials specifically identified in the SOW (collectively, “Client Materials”). As between Applied Intuition and Client, Client will be responsible for the accuracy and completeness of the Client Materials, and Applied Intuition shall be relieved of its obligations under this Agreement unless and until Client corrects any identified inaccuracy or incompleteness in the Client Materials that prevents Applied Intuition’s performance of such obligations.

2.3 Designated Contacts. The parties will designate an individual who will be the primary point of contact (the “Primary Contact”) between the parties for all matters relating to the Services. A party may designate a new Primary Contact by written notice to the other party.

3. FEES.

3.1 Pricing. Client will be billed for those amounts and at those prices set forth in the applicable Order Form for the Subscription Term or SOW, each as indicated therein.

3.2 Payments. Client shall pay those amounts set forth in invoices not disputed in good faith within [***] days of the date of receipt thereof, unless a specific date for payment is set forth in the Order Form and/or SOW, in which case the payment will be due on the date specified. All undisputed payment obligations are non-cancelable and all amounts paid are non-refundable, except for amounts paid in error that are not actually due under this Agreement and except as otherwise expressly provided in this Agreement or an applicable Order Form and/or SOW. The fees paid by Client are exclusive of all taxes, levies, or duties imposed by taxing authorities, if any, and Client shall be responsible for payment of all such taxes, levies, or duties, excluding taxes based on Applied Intuition’s income. Client represents and warrants that the billing and contact information provided to Applied Intuition is complete and accurate. Client shall pay interest on all payments not received by the due date at a rate of [***] or the maximum amount allowed by law, whichever is lesser.

4. CONFIDENTIALITY

4.1 Scope and Restrictions. “Confidential information” means all information of a party (“Disclosing party”) disclosed to the other party (“Receiving party”) that is designated in writing or identified as confidential at the time of disclosure or should be reasonably known by the Receiving party to be confidential due to the nature of the information disclosed and the circumstances surrounding the disclosure. The Receiving party will: (i) not use the Disclosing party’s Confidential Information for any purpose outside of this Agreement; (ii) not disclose such Confidential Information to any person or entity, other than its employees, consultants, agents and professional advisers who have a “need to know” for the Receiving party to exercise its rights or perform its obligations hereunder, provided that such employees, consultants and agents are bound by written agreements or, in the case of professional advisers, ethical duties respecting such Confidential Information that are at least as protective of the Disclosing party’s Confidential Information as the terms of this Section 4; and (iii) use reasonable measures to protect the confidentiality of such Confidential Information. If the Receiving party is required by applicable law or court order to make any disclosure of such Confidential Information, it will first give written notice of such requirement to the Disclosing party, and, to the extent within its control, permit the Disclosing party to intervene in any relevant proceedings to protect its interests in its Confidential Information, and provide full cooperation to the Disclosing party in seeking to obtain such protection. Further, this Section 4 will not apply to information which the Receiving party can document: (i) was rightfully in its possession or known to it without any confidentiality obligation prior to receipt from Disclosing party; (ii) is or has become public knowledge or publicly available through no fault of the Receiving party; (iii) is rightfully obtained by the Receiving party without any confidentiality obligation from a third party without breach of any confidentiality obligation; or (iv) is independently developed by employees of the Receiving party without reference to or use of such information. Notwithstanding anything to the contrary in this Agreement, the Receiving party may use and exploit Residuals for any purpose without restriction or obligation to Disclosing party at any time, including after the termination or expiration of this Agreement and after the return or destruction of Discloser’s Confidential Information, without breach of its confidentiality obligations hereunder. “Residuals” means ideas, information and understandings retained in the unaided memory of the Receiving party’s employees as a result of their use of or access to the Disclosing party’s Confidential Information as permitted under this Agreement. Further, Confidential Information created jointly by, or in connection with a collaboration between, the parties (e.g., during a roadmap planning session) shall be deemed the Confidential Information of both parties where each party may use and disclose such Confidential Information just as it may use or disclose any of its own other Confidential Information.

4.2 Equitable Relief. The Receiving party acknowledges that breach of Section 1.2 or unauthorized disclosure of Confidential Information could cause substantial harm to the Disclosing party for which damages alone might not be a sufficient remedy and, therefore, that upon any such disclosure by the Receiving party the Disclosing party will be entitled to seek appropriate equitable relief in addition to whatever other remedies it might have at law or equity.

5. PROPRIETARY RIGHTS. Applied Intuition and its suppliers own and shall retain all proprietary rights, including all copyright, patent, trade secret, trademark and all other intellectual property rights, in and to the Software. Client acknowledges that the rights granted under this Agreement do not provide Client with title to or ownership of the Software. Certain “free” or “open source” based software (the “FOSS Software”) may be provided with the Software but is not considered part of the Software hereunder. In addition, each Order Form will contain specific terms and conditions relating to Client’s use of any third party software delivered with the Software or Services (if applicable). Applied Intuition hereby represents and warrants on an ongoing basis that any inclusion of FOSS Software in the Software or provision of FOSS Software to Client is and shall remain in compliance with any and all third-party licenses applicable to such FOSS Software and that any use by Client as contemplated under this Agreement or the applicable Order Form of any such FOSS Software will not subject Client to any obligations under any such third-party licenses for Client to make or permit any disclosure of any source code owned or developed by or on behalf of Client. Except the rights expressly granted hereunder, Client owns and shall retain all proprietary rights, including all copyright, patent, trade secret, trademark and all other intellectual property rights, in and to its Feedback. Applied Intuition acknowledges that the rights granted under this Agreement do not provide Applied Intuition with title to or ownership of Client’s Feedback.

6. TERM AND TERMINATION. The Subscription Term of each Order Form is as specified in such Order Form. This Agreement will be in effect, on an Order Form-by-Order Form basis, for so long as any Order Form or SOW is in effect. Each Order Form and/or SOW may be terminated as set forth herein or as set forth within such Order Form and/or SOW. If either party fails to comply with any provision of this Agreement or any Order Form and/or SOW, and such breach has not been cured within [***] days after receipt of written notice thereof, the non-breaching party may terminate this Agreement or the affected Order Form and/or SOW. Upon expiration or termination of this Agreement or any Order Form and/or SOW for any reason, Client shall cease any further use of the applicable Software and use commercially reasonable efforts to destroy any copies of the applicable Software or related technical documentation provided by Applied Intuition (“Documentation”) within Client’s possession and control. Upon expiration or termination of this Agreement, each Receiving party will return or destroy, at the Disclosing party’s option, the Disclosing party’s Confidential Information in the Receiving party’s possession or control. All fees that have accrued as of such expiration or termination, and Sections 1.2, 1.3, 1.5, 4, 5, 6, 6, 8.2, 9, 10, 11, and 12 will survive any expiration or termination of this Agreement or the affected Order Form and/or SOW. Notwithstanding anything to the contrary in this Agreement, each Receiving party may retain limited copies of the Documentation and each Disclosing party’s Confidential Information in accordance with its standard back-up procedures and/or as required by applicable law. Within [***] months from expiration or termination of this Agreement and upon reasonable notice, Applied Intuition shall, at its own cost and expense, be permitted to audit records reasonably requested by it to ensure that Client has discontinued usage of the Software.

7. WARRANTIES.

7.1 Limited Warranty. Applied Intuition warrants that, during the Subscription Term set forth in the applicable Order Form, the Software will, in all material respects, conform to the functionality described in such Order Form. Applied Intuition’s sole and exclusive obligation, and Client’s sole and exclusive remedy, for a breach of this warranty shall be that Applied Intuition shall be required to use commercially reasonable efforts to modify the Software to conform in all material respects to the applicable Order Form, and if Applied Intuition is unable to materially restore such functionality within [***] days from the date of written notice of said breach, as Client’s sole and exclusive remedy, Client shall be entitled to terminate this Agreement or the applicable Order Form immediately upon written notice and receive a pro-rata refund of any fees prepaid for the unused Subscription Term and the nonconforming Software.

7.2 Warranty Disclaimer. EXCEPT AS EXPLICITLY PROVIDED HEREIN, THE SOFTWARE AND ALL RELATED SERVICES ARE PROVIDED “AS IS” AND APPLIED INTUITION EXPRESSLY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE WITH RESPECT THERETO, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, OR THE CONTINUOUS, UNINTERRUPTED, ERROR-FREE, VIRUS-FREE, OR SECURE ACCESS TO OR OPERATION OF THE SOFTWARE OR ANY RELATED SERVICES. EACH PARTY EXPRESSLY DISCLAIMS ANY WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION OR DATA IT MAKES AVAILABLE TO THE OTHER PARTY IN CONNECTION WITH THE SOFTWARE OR ANY RELATED SERVICES. WITHOUT LIMITING THE FOREGOING DISCLAIMER, CLIENT ACKNOWLEDGES THAT THE SOFTWARE AND/OR SERVICES ARE PROVIDED FOR SIMULATION PURPOSES ONLY AND APPLIED INTUITION DOES NOT GUARANTEE THAT ANY SPECIFIC RESULTS OR OUTCOMES MAY BE OBTAINED FROM USING THE SOFTWARE AND/OR SERVICES.

8. INDEMNIFICATION.

8.1 By Applied Intuition. Applied Intuition agrees to defend and indemnify Client from and against any third party claim (and any related liability, damage, loss, and expense, including reasonable attorneys’ fees and costs) to the extent such claim alleges that the Software infringes or misappropriates any United States or European patent, copyright, trademark or trade secret of a third party. In the event that the use of the Software is, or in Applied Intuition’s sole opinion is likely to become, subject to such a claim, Applied Intuition, at its option and expense, may (a) replace the applicable Software with functionally equivalent non-infringing technology, (b) obtain a license for Client’s continued use of the applicable Software, or (c) terminate this Agreement and provide a pro-rata refund of any fees prepaid for the unused term, if any; provided that nothing in the foregoing shall relieve Applied Intuition of its indemnification obligations under this Section 8.1. The foregoing indemnification obligation of Applied Intuition will not apply: (1) if the Software is modified by Client in a manner not authorized by Applied Intuition, but solely to the extent the alleged infringement is caused by such unauthorized modification; (2) if the Software is combined by Client or by a third party at Client’s direction with other non-Applied Intuition products, applications, or processes not authorized by Applied Intuition, but solely to the extent the alleged infringement is caused by such combination; (3) to any unauthorized use by Client of the Software, but solely to the extent the alleged infringement is caused by such unauthorized use; or (4) if Client fails to use updated or modified Software expressly provided by Applied Intuition to avoid infringement or misappropriation, but solely to the extent the alleged infringement is caused by such failure to use such updated or modified Software. THE FOREGOING PROVISIONS OF THIS SECTION STATE THE ENTIRE LIABILITY AND ALL OBLIGATIONS OF APPLIED INTUITION AND THE EXCLUSIVE REMEDY OF CLIENT, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF UNITED STATES OR EUROPEAN PATENTS, COPYRIGHTS, TRADE SECRETS, OR TRADEMARKS WITH RESPECT TO THE SOFTWARE.

8.2 By Client. Client agrees to defend and indemnify Applied Intuition against any third party claim (and any related liability, damage, loss, and expense, including reasonable attorneys’ fees and costs) to the extent such claim arises from Client’s unauthorized use of the Software or Client’s gross negligence or willful misconduct in connection with its use of results from the Software; provided that Client shall have no liability or responsibility under this Section to the extent caused directly or indirectly by Applied Intuition’s breach of this Agreement, negligence, or willful misconduct.

8.3 Indemnification Requirements. In connection with any claim for indemnification under this Section 8, the indemnified party must promptly provide the indemnifying party with notice of any claim that the indemnified party believes is within the scope of the obligation to indemnify, provided, however, that the failure to provide such notice shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that such failure materially prejudices the indemnifying party’s defense of such claim. The indemnified party may, at its own expense, assist in the defense if it so chooses, but the indemnifying party shall control the defense and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

9. LIMITATION OF LIABILITY.

9.1 EXCEPT FOR LIABILITY ARISING OUT OF CLIENT’S BREACH OF SECTION 1.2 OR EITHER PARTY’S BREACH OF SECTION 4, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF REVENUES OR PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, OR LOSS OF DATA, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.2 EXCEPT FOR LIABILITY ARISING OUT OF EITHER PARTY’S MISAPPROPRIATION OR INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, EITHER PARTY’S BREACH OF SECTION 4 OR CLIENT’S PAYMENT OBLIGATIONS HEREUNDER, NEITHER PARTY’S LIABILITY HEREUNDER FOR ANY DAMAGES (WHETHER FOR BREACH OF CONTRACT, MISREPRESENTATIONS, NEGLIGENCE, STRICT LIABILITY, OTHER TORTS OR OTHERWISE) SHALL EXCEED AN AMOUNT EQUAL TO THE TOTAL FEES PAID TO APPLIED INTUITION HEREUNDER DURING THE [***] MONTHS IMMEDIATELY PRECEDING THE CLAIM GIVING RISE TO SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

10. FORCE MAJEURE. Except for payment obligations, neither party hereto will be liable for defaults or delays due to Acts of God, or the public enemy, acts or demands of any government or governmental agency, fires, floods, accidents, or other unforeseeable causes beyond its control and not due to its fault or negligence.

11. ASSIGNMENT. Neither party may assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which shall not be unreasonably withheld; provided that each party may assign or transfer this Agreement in whole or part, without consent or notice, to an affiliate or a successor to all or substantially all of its business or assets related to this Agreement, whether by event of merger, acquisition or corporate reorganization. This Agreement (including all Order Forms, SOWs, exhibits, and all restrictions contained therein) shall be binding upon each party and its permitted successors and assigns. Any attempted assignment or transfer in violation of this Section 11 shall be null and void.

12. MISCELLANEOUS. This Agreement shall be governed by and construed under the laws of the State of California, U.S.A. The parties consent to the exclusive jurisdiction and venue of the courts located in and serving Santa Clara, California. Failure by either party to exercise any of its rights under, or to enforce any provision of, this Agreement will not be deemed a waiver or forfeiture of such rights or ability to enforce such provision. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be amended to achieve as nearly as possible the same economic effect of the original provision and the remainder of this Agreement will remain in full force and effect. This Agreement (including all Order Forms, SOWs and exhibits hereto) represents the entire agreement between the parties and supersede any previous or contemporaneous oral or written agreements or communications regarding the subject matter of this Agreement, including the parties’ Mutual Nondisclosure Agreement, dated July 16, 2018. Any modification to this Agreement must be in writing and signed by a duly authorized agent of both parties. This Agreement shall control over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and waivers and amendments to this Agreement shall be effective only if made by non-pre- printed agreements clearly understood by both parties to be an amendment or waiver to this Agreement. The rights and remedies of the parties hereunder will be deemed cumulative and not exclusive of any other right or remedy conferred by this Agreement or by law or equity. No joint venture, partnership, employment, or agency relationship exists between the parties as a result of this Agreement. Applied Intuition may not refer to Client by trade name or logo in Applied Intuition’s marketing materials or web site without Client’s prior written consent. Applied Intuition may give notice to Client by electronic mail to Client’s Primary Contact’s e-mail address on record in Client’s account information, or by written communication sent by first class mail or pre-paid post to Client’s address on record in Client’s account information. For purposes hereof, “including” means “including without limitation”.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Applied Intuition:	Client:

Signature: /s/ Tim Grocki	Signature: /s/ Paz Eshel

Name: Tim Grocki	Name: Paz Eshel

Title: VP Sales	Title: COO

Date: 9/28/2018	Date: 9/28/2018